SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008 (December 1, 2008)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director.

On December 1, 2008, the Board of Directors of MBIA Inc. (“MBIA”) elected Charles R. Rinehart as a member of MBIA's Board of Directors.  In September 2008, Mr. Rinehart joined Downey Financial Corp. and Downey Savings and Loan Association, F.A. as Chief Executive Officer and as a director of both of these entities.  Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services from 1983 to 1989 and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company.  He is also a director and non-executive Chairman of Verifone Holdings, Inc.

MBIA’s Board of Directors has determined in accordance with the independence standards set forth in the MBIA Inc. Board Corporate Governance Practices that Mr. Rinehart is an Independent Director.  In addition, Mr. Rinehart meets the definition of “Independent Director” set forth in the New York Stock Exchange Corporate Governance Listing Standards.  The MBIA Inc. Board Corporate Governance Practices can be found on MBIA’s website, www.mbia.com.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1     Press Release issued by MBIA Inc. dated December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	December 3, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated December 3, 2008

Exhibit 99.1	Press Release issued by MBIA Inc. dated December 1, 2008.